                                                                    Exhibit 99.1

                     DATA PROCESSING RESOURCES CORPORATION
                      4400 MacArthur Boulevard, Suite 600
                           Newport Beach, CA  92660


                                October 20, 1998



To the Persons on the
  Attached Distribution List

      Re: Merger Consideration and Related Matters
          ----------------------------------------

Dear Gentlemen:

      This letter is in reference to that certain Agreement and Plan of Merger dated June 16, 1998 (the "Merger Agreement"), by and among Data Processing Resources Corporation, a Delaware corporation ("DPRC"), DPRC Acquisition Corp., a North Carolina corporation ("Acquisition"), Systems & Programming Consultants, a North Carolina corporation ("SPC"), Richard K. Carlisle, Thomas G. Carlisle, Jeffery Carter and Robert Gallagher, as amended October 13, 1998, pursuant to which Acquisition has agreed to merge with and into SPC, on the terms and subject to the conditions of the Merger Agreement. Capitalized terms used herein but which are not otherwise defined shall have the meanings given to them in the Merger Agreement.

      Notwithstanding anything in the Merger Agreement or the Exhibits or the Schedules to the Merger Agreement to the contrary, we have agreed as follows:

      1. Section 3.2(b) of the Merger Agreement shall be amended and modified to read in its entirety as follows:

          (b) Determination of the Merger Consideration.  The "Merger
              -----------------------------------------        ------
      Consideration" shall be the amount equal to Seventy-One Million Five
      -------------
      Hundred One Thousand Dollars ($71,501,000), less the SPC Tax and Other
                                                  ----
      Liabilities at the Effective Date, less the amount of the Aged Receivables
                                         ----
      at the Effective Date, less the Merger Cost and Expenses, less the
                             ----                               ----
      aggregate amount of the payments made to the Controlling Shareholders pursuant to Section 5 of the Noncompetition Agreement, less one-half of
                                                             ----
      the prepayment penalty disclosed on Schedule 4.27(b) hereto.
                                          ----------------

      2. Section 3.2(c) of the Merger Agreement shall be amended and modified to read in its entirety as follows:
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To the Persons on the
  Attached Distribution List
October 20, 1998
Page 2

      Agreement, less one-half of the prepayment penalty disclosed on Schedule
                 ----                                                 --------
      4.27(b) hereto.
      -------

      2. Section 3.2(c) of the Merger Agreement shall be amended and modified to read in its entirety as follows:

          (c) Determination of the DPRC Applicable Share Value.  The "DPRC
              ------------------------------------------------        ----
      Applicable Share Value" shall be $21.00.
      ----------------------

      3. All references in the Merger Agreement, or any of the Exhibits or Schedules to the Merger Agreement, to the term "DPRC Average Closing Price at the Signing Date" shall be amended and modified to be references to the term"DPRC Applicable Share Value."

      4. The aggregate number of shares of DPRC Common Stock which are to be subject to options pursuant to Section 11.4 of the Merger Agreement, as set forth on Schedule 11.4 to the Merger Agreement, shall be increased from 175,000 to 250,000.

      All other provisions of the Merger Agreement not expressly modified by this letter agreement shall remain unchanged and in full force and effect in all respects.

      Please acknowledge your consent and agreement to the terms of this letter by executing this letter in the space provided below for that purpose.

                         Very truly yours,

                         DATA PROCESSING RESOURCES
                         CORPORATION

                         /s/ Michael A. Piraino

                         Michael A. Piraino
                         Executive Vice President

To the Persons on the
 Attached Distribution List
October 20, 1998
Page 3

CONSENTED AND AGREED TO:


DPRC ACQUISITION CORP.,              SYSTEMS & PROGRAMMING
a North Carolina corporation         CONSULTANTS, INC.
                                     a North Carolina corporation

By: /s/ Michael A. Piraino
    ------------------------
    Michael A. Piraino             By: /s/ Thomas G. Carlisle
    Executive Vice President           -----------------------------
                                       Thomas G. Carlisle
                                       President



                                       /s/ Richard K. Carlisle
                                   ----------------------------
                                   RICHARD K. CARLISLE


                                       /s/ Thomas G. Carlisle
                                   ----------------------------
                                   THOMAS G. CARLISLE


                                       /s/ Jeffery Carter
                                   ----------------------------
                                   JEFFERY CARTER


                                      /s/ Robert Gallagher
                                   ----------------------------
                                   ROBERT GALLAGHER